Exhibit 99.1

Contacts:	For news media – George Biechler, 610-774-5997
For financial analysts – Joseph P. Bergstein, 610-774-5609

PPL Corporation Reports Second-Quarter Earnings

•	U.K. acquisition and permanent financing completed in second quarter
•	Company on track to achieve earnings forecast for 2011

ALLENTOWN, Pa. (Aug. 5, 2011) ― PPL Corporation (NYSE: PPL) on Friday (8/5) announced second-quarter reported earnings of $196 million, or $0.35 per share, up from $85 million, or $0.22 per share, a year ago. For the first six months of 2011, PPL’s reported earnings were $597 million, or $1.14 per share, compared with $335 million, or $0.88 per share, a year ago.

Adjusting for special items, PPL’s earnings from ongoing operations for the second quarter were $253 million, or $0.45 per share, compared with $239 million, or $0.62 per share a year ago. For the first six months of 2011, earnings from ongoing operations were $660 million, or $1.26 per share, compared with $596 million, or $1.56 per share a year ago.

PPL’s per share earnings from ongoing operations were lower primarily due to the June 2010 and April 2011 issuances of common stock to fund the acquisitions of regulated utility operations in Kentucky and the United Kingdom. The common stock issuances reduced PPL’s earnings from ongoing operations for the second quarter of 2011 by $0.21 per share and the first half of the year by $0.47 per share.

“We’re on track to achieve our forecasted 2011 earnings from ongoing operations despite extended unplanned outages to replace turbine blades at both of our Susquehanna nuclear units,” said James H. Miller, PPL’s chairman and chief executive officer. “We expect to mitigate the impact of the Susquehanna outages with strong performance from our U.K. business and positive results in other aspects of our competitive supply business,” Miller said.

PPL reaffirmed its 2011 forecast of $2.50 to $2.75 per share in earnings from ongoing operations, including projected after-tax earnings impacts of between $60 million and $65 million for the unplanned nuclear plant outages. PPL’s 2011 forecast of reported earnings is $2.38 to $2.63 per share, reflecting special items recorded through the first six months of 2011.

“We’ve completed two high-quality acquisitions to enhance the regulated portion of PPL’s business portfolio,” Miller said. “This larger, growing, more stable mix of businesses allows us to better face the challenges in the energy sector.

“Through these acquisitions, we’ve more than doubled our number of regulated utility customers, while increasing our generation capacity by more than 70 percent and our total assets by 80 percent. Our prime focus now is execution, to deliver on the financial performance objectives that we’ve established,” Miller said.

Second-Quarter 2011 Earnings Details

PPL’s reported earnings in the second quarter of 2011 included net special item charges of $0.10 per share, primarily for U.K. acquisition-related costs, partially offset by a credit from a settlement of litigation with the U.S. Department of Energy over spent nuclear fuel storage costs. The second quarter of 2010 reflected total special item charges of $0.40 per share.

Reported earnings are calculated in accordance with generally accepted accounting principles (GAAP) in the U.S. Earnings from ongoing operations is a non-GAAP financial measure that is adjusted for special items. Special items include acquisition-related costs and the impact of energy-related economic activity (principally changes in fair value of economic hedges and the ineffective portion of qualifying cash flow hedges), as well as other impacts fully detailed at the end of this news release.

 (Dollars in millions, except for per share amounts)

	2nd Quarter
	2011	2010	% Change
Reported Earnings	$196	$85	+131%
Reported Earnings per Share	$0.35	$0.22	+59%
Earnings from Ongoing Operations	$253	$239	+6%
Per Share Earnings from Ongoing Operations	$0.45	$0.62	-27%

(See the tables at the end of this news release for details as to the reconciliation of earnings from ongoing operations to reported earnings.)

Second-Quarter and First-Half 2011 Earnings by Business Segment

The following chart shows PPL’s earnings by business segment for the second quarter and first half of 2011, compared with the same periods of 2010.

	2nd Quarter		Year to Date
Per share	2011	2010	2011	2010

Earnings from ongoing operations

Kentucky Regulated	$0.06	$-	$0.20	$-
International Regulated	0.21	0.15	0.37	0.35
Pennsylvania Regulated	0.06	0.04	0.17	0.14
Supply	0.12	0.43	0.52	1.07

Total	$0.45	$0.62	$1.26	$1.56

Special items

Kentucky Regulated	$-	$-	$-	$-
International Regulated (a)	(0.14)	-	(0.19)	-
Pennsylvania Regulated	-	-	-	-
Supply	0.04	(0.35)	0.07	(0.63)
Other (b)	-	(0.05)	-	(0.05)

Total	$(0.10)	$(0.40)	$(0.12)	$(0.68)

Reported earnings

Kentucky Regulated	$0.06	$-	$0.20	$-
International Regulated (a)	0.07	0.15	0.18	0.35
Pennsylvania Regulated	0.06	0.04	0.17	0.14
Supply	0.16	0.08	0.59	0.44
Other (b)	-	(0.05)	-	(0.05)

Total	$0.35	$0.22	$1.14	$0.88

(a) Includes the bridge facility costs and other acquisition-related costs associated with the April 1, 2011, acquisition of the Midlands utility operations.
(b) This category represents the bridge facility costs and other acquisition-related costs incurred prior to the Nov. 1, 2010, acquisition of the Kentucky utility operations.

(For more details and a breakout of special items by segment, see the reconciliation tables at the end of this news release.)

Key Factors Impacting Business Segment Earnings from Ongoing Operations

Kentucky Regulated Segment
PPL’s Kentucky regulated segment primarily includes the regulated electricity and natural gas delivery operations and the regulated electricity generation of Louisville Gas and Electric and Kentucky Utilities.

PPL acquired the Kentucky businesses on Nov. 1, 2010. Earnings from ongoing operations of $0.06 per share in the second quarter of 2011 and $0.20 per share in the first six months of 2011 include operating results for these periods, interest expense associated with the equity units issued in June 2010 in connection with the acquisition of these businesses, and dilution of $0.02 and $0.08 per share, respectively, for the quarter and the year-to-date periods.

International Regulated Segment
PPL’s international regulated segment includes the U.K. regulated electricity delivery operations of Western Power Distribution, serving Southwest England and South Wales and, effective April 1, 2011, the Midlands region of England.

Earnings from ongoing operations for this segment increased in the second quarter of 2011 by $0.06 per share compared with a year ago. This increase was the net result of the operating results of the newly acquired Midlands businesses, which include interest expense associated with the equity units issued in April 2011 and the bridge facility established to finance the acquisition of these businesses; higher delivery revenues at WPD’s legacy delivery operations; and dilution of $0.10 per share.

Earnings from ongoing operations for this segment increased during the first six months of 2011 by $0.02 per share compared with a year ago. This increase primarily resulted from the same factors that drove second-quarter 2011 results. Dilution for this period was $0.14 per share.

Pennsylvania Regulated Segment
PPL’s Pennsylvania regulated segment includes the regulated electric delivery operations of PPL Electric Utilities.

Earnings from ongoing operations for this segment increased in the second quarter of 2011 by $0.02 per share compared with a year ago. This increase was the net result of increased revenue from the Jan. 1, 2011, distribution base rate increase, lower operation and maintenance expenses and dilution of $0.03 per share.

Earnings from ongoing operations for this segment increased during the first six months of 2011 by $0.03 per share compared with a year ago. This increase was the net result of higher distribution revenue, lower income taxes and dilution of $0.06 per share.

Supply Segment
PPL’s supply segment primarily consists of the domestic energy generation and marketing operations of PPL Energy Supply.

Earnings from ongoing operations for this segment declined in the second quarter of 2011 by $0.31 per share compared with a year ago. This decline was primarily due to lower energy margins and higher operation and maintenance expenses associated with the timing of the Susquehanna planned nuclear refueling and uprate outage and the unplanned turbine blade-replacement outages. Dilution for this period was $0.06 per share.

Earnings from ongoing operations for this segment during the first six months of 2011 declined by $0.55 per share compared with a year ago. This decline was primarily due to lower Eastern energy margins as a result of lower energy and capacity prices, the Susquehanna turbine blade-replacement outages, and lower coal and hydro generation. Also contributing to this decline were higher operation and maintenance expenses, primarily at the Susquehanna nuclear plant, and dilution of $0.19 per share.

2011 Earnings from Ongoing Operations Forecast by Business Segment

Earnings	2011 (Forecast)	2010 (Actual)
(per share)	midpoint

Kentucky Regulated	$0.41	$0.06	*
International Regulated	0.87	0.53
Pennsylvania Regulated	0.29	0.27
Supply	1.06	2.27
Total	$2.63	$3.13

* The 2010 earnings for the Kentucky regulated segment only include results for November and December.

A full year of earnings from the Kentucky regulated segment and a partial year of earnings from the recently acquired U.K. businesses are the largest positive drivers of PPL’s 2011 projected earnings. Offsetting these benefits is dilution of $0.74 per share associated with PPL’s June 2010 and April 2011 issuances of common stock, expected lower wholesale energy margins and the financial impact of the unplanned turbine-blade replacement outages at Susquehanna.

Kentucky Regulated Segment
The projected 2011 segment earnings represent a full year of earnings versus two months in 2010. This segment’s 2011 earnings are expected generally to be driven by the results of electricity and natural gas base rate increases that became effective Aug. 1, 2010. Dilution for 2011 is expected to be $0.12 per share.

International Regulated Segment
PPL projects higher segment earnings in 2011 compared with 2010. This increase is primarily due to the partial year of earnings from the newly acquired U.K. businesses. In addition, PPL expects higher earnings from its legacy WPD business compared with 2010, primarily due to higher electricity delivery revenue and a more favorable currency exchange rate, partially offset by higher income taxes, higher depreciation and higher financing costs. Dilution for 2011 is expected to be $0.24 per share.

Pennsylvania Regulated Segment
PPL projects higher segment earnings compared with 2010, as a result of higher distribution revenues from a Jan. 1, 2011, distribution base rate increase, offset by dilution of $0.08 per share.

Supply Segment
PPL expects lower segment earnings compared with 2010 as a result of lower energy margins driven by lower Eastern energy and capacity prices, higher average fuel costs and the turbine blade replacement at the Susquehanna nuclear plant, as well as higher income taxes and higher operation and maintenance expense. Dilution for 2011 is expected to be $0.30 per share.

PPL Corporation, headquartered in Allentown, Pa., owns or controls about 19,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets, and delivers electricity and natural gas to about 10 million customers in the United States and the United Kingdom. More information is available at www.pplweb.com.

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(Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share.)

Conference Call and Webcast

PPL invites interested parties to listen to the live webcast of management’s teleconference with financial analysts about second-quarter 2011 financial results at 9 a.m. EDT Friday, Aug. 5. The meeting is available online live, in audio format, along with slides of the presentation, on PPL’s website: www.pplweb.com. The webcast will be available for replay on the PPL website for 30 days. Interested individuals also can access the live conference call via telephone at 702-696-4769 (ID# 86974802).

“Earnings from ongoing operations” should not be considered as an alternative to reported earnings, or net income attributable to PPL, which is an indicator of operating performance determined in accordance with generally accepted accounting principles (GAAP). PPL believes that “earnings from ongoing operations,” although a non-GAAP financial measure, is also useful and meaningful to investors because it provides management’s view of PPL’s fundamental earnings performance as another criterion in making investment decisions. PPL’s management also uses “earnings from ongoing operations” in measuring certain corporate performance goals. Other companies may use different measures to present financial performance.

“Earnings from ongoing operations” is adjusted for the impact of special items. Special items include:
•	Energy-related economic activity (as discussed below).
•	Foreign currency-related economic hedges.
•	Gains and losses on sales of assets not in the ordinary course of business.
•	Impairment charges (including impairments of securities in the company’s nuclear decommissioning trust funds).
•	Workforce reduction and other restructuring impacts.
•	Acquisition-related costs and charges.
•	Other charges or credits that are, in management’s view, not reflective of the company’s ongoing operations.

Energy-related economic activity includes the changes in fair value of positions used economically to hedge a portion of the economic value of PPL’s generation assets, full-requirement sales contracts and retail activities. This economic value is subject to changes in fair value due to market price volatility of the input and output commodities (e.g., fuel and power) prior to the delivery period that was hedged. Also included in energy-related economic activity is the ineffective portion of qualifying cash flow hedges, the monetization of certain full-requirement sales contracts and premium amortization associated with options. This economic activity is deferred, with the exception of the full-requirement sales contracts that were monetized, and included in earnings from ongoing operations over the delivery period of the item that was hedged or upon realization. Management believes that adjusting for such amounts provides a better matching of earnings from ongoing operations to the actual amounts settled for PPL’s underlying hedged assets. Please refer to the Notes to the Consolidated Financial Statements and MD&A in PPL Corporation’s periodic filings with the Securities and Exchange Commission for additional information on energy-related economic activity.

Statements contained in this news release, including statements with respect to future earnings, cash flows, financing, regulation and corporate strategy are "forward-looking statements" within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; the length of scheduled and unscheduled outages at our plants; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset or business acquisitions and dispositions, and PPL Corporation’s ability to realize the expected benefits from acquired businesses, including the 2010 acquisition of Louisville Gas and Electric Company and Kentucky Utilities Company and the 2011 acquisition of the Central Networks electricity distribution businesses in the U.K.; any impact of hurricanes or other severe weather on our business, including any impact on fuel prices; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation's Form 10-K and other reports on file with the Securities and Exchange Commission.
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Note to Editors: Visit PPL’s media website at www.pplnewsroom.com for additional news and background about PPL Corporation and its subsidiaries.

PPL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION (a)

Condensed Consolidated Balance Sheets (Unaudited)
(Millions of Dollars)

	June 30,	December 31,
	2011 (b)	2010
Assets
Cash and cash equivalents	$1,269	$925
Short-term investments		163
Price risk management assets - current	1,467	1,918
Assets held for sale		374
Other current assets	2,628	2,808
Investments	726	693
Property, Plant and Equipment
Regulated utility plant - electric and gas	22,572	15,994
Less: Accumulated depreciation - regulated utility plant	3,290	3,037
Regulated utility plant - electric and gas, net	19,282	12,957
Non-regulated property, plant and equipment	11,446	11,146
Less: Accumulated depreciation - non-regulated property, plant and equipment	5,535	5,440
Non-regulated property, plant and equipment, net	5,911	5,706
Construction work in progress	1,415	2,160
Property, Plant and Equipment, net	26,608	20,823
Regulatory assets - noncurrent	1,200	1,180
Goodwill and other intangibles	5,268	2,727
Price risk management assets - noncurrent	665	655
Other noncurrent assets	706	571
Total Assets	$40,537	$32,837

Liabilities and Equity
Short-term debt	$431	$694
Price risk management liabilities - current	817	1,144
Other current liabilities	3,345	3,376
Long-term debt	17,532	12,161
Deferred income taxes and investment tax credits	3,696	2,800
Price risk management liabilities - noncurrent	443	470
Accrued pension obligations	1,015	1,496
Regulatory liabilities - noncurrent	1,023	1,031
Other noncurrent liabilities	1,316	1,187
Common stock and additional paid-in capital	6,780	4,607
Earnings reinvested	4,306	4,082
Accumulated other comprehensive loss	(435)	(479)
Noncontrolling interests	268	268
Total Liabilities and Equity	$40,537	$32,837

(a)
The Financial Statements in this news release have been condensed and summarized for purposes of this presentation.  Please refer to PPL Corporation’s periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosure.

(b)	June 30, 2011 balances include the preliminary purchase price allocation associated with the acquisition of WPD Midlands on April 1, 2011.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Unaudited)
(Millions of Dollars, Except Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011 (a)	2010 (b)	2011 (a)	2010 (b)

Operating Revenues
Utility (c)	$1,484	$692	$3,020	$1,706
Unregulated retail electric and gas (c)	181	101	328	205
Wholesale energy marketing
Realized	732	1,231	1,770	2,590
Unrealized economic activity (c)	(44)	(666)	13	(242)
Net energy trading margins	10	5	21	16
Energy-related businesses	126	110	247	204
Total Operating Revenues	2,489	1,473	5,399	4,479
Operating Expenses
Operation
Fuel (c)	414	258	889	488
Energy purchases
Realized	434	737	1,105	1,746
Unrealized economic activity (c)	(109)	(445)	(127)	118
Other operation and maintenance	723	419	1,306	863
Depreciation	237	125	445	249
Taxes, other than income	75	53	148	125
Energy-related businesses	120	100	233	188
Total Operating Expenses	1,894	1,247	3,999	3,777
Operating Income	595	226	1,400	702
Other Income (Expense) - net	(34)		(39)	8
Other-Than-Temporary Impairments		3	1	3
Interest Expense	264	131	438	242
Income from Continuing Operations Before Income Taxes	297	92	922	465
Income Taxes	96	7	319	133
Income from Continuing Operations After Income Taxes	201	85	603	332
Income (Loss) from Discontinued Operations (net of income taxes)	(1)	7	2	15
Net Income	200	92	605	347
Net Income Attributable to Noncontrolling Interests	4	7	8	12
Net Income Attributable to PPL Corporation	$196	$85	$597	$335

Amounts Attributable to PPL Corporation:
Income from Continuing Operations After Income Taxes	$197	$78	$595	$320
Income (Loss) from Discontinued Operations (net of income taxes)	(1)	7	2	15
Net Income	$196	$85	$597	$335

Earnings Per Share of Common Stock - Basic (d)
Earnings from Ongoing Operations	$0.45	$0.62	$1.26	$1.56
Special Items	(0.10)	(0.40)	(0.12)	(0.68)
Net Income Available to PPL Corporation Common Shareowners	$0.35	$0.22	$1.14	$0.88

Earnings Per Share of Common Stock - Diluted (d)
Earnings from Ongoing Operations	$0.45	$0.62	$1.26	$1.56
Special Items	(0.10)	(0.40)	(0.12)	(0.68)
Net Income Available to PPL Corporation Common Shareowners	$0.35	$0.22	$1.14	$0.88

Weighted-Average Shares of Common Stock Outstanding (in
thousands)
Basic	561,652	381,896	522,897	379,810
Diluted	562,019	382,075	523,184	380,034

(a)
2011 includes activity for LKE, which was acquired on November 1, 2010, and for WPD Midlands, which was acquired on April 1, 2011. Consistent with PPL’s policy, the results of operations of WPD Midlands are generally consolidated on a one-month lag.

(b)	Certain amounts from 2010 have been reclassified to conform to the current year presentation.
(c)	Includes energy-related contracts to hedge future cash flows that are not eligible for hedge accounting, or where hedge accounting is not elected.
(d)	Earnings in 2011 and 2010 were impacted by several special items, as described in the text and tables of this news release. Earnings from ongoing operations excludes the impact of these special items.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)
(Millions of Dollars)

	Six Months Ended June 30,
	2011 (a)	2010
Cash Flows from Operating Activities
Net income	$605	$347
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	446	258
Amortization	126	87
Defined benefit plans - expense	71	51
Defined benefit plans - funding	(550)	(345)
Deferred income taxes and investment tax credits	337	(63)
Unrealized (gains) losses on derivatives, and other hedging activities	(165)	344
Provision for Montana hydroelectric litigation	7	59
Change in current assets and current liabilities
Counterparty collateral	(258)	98
Other	173	(344)
Other operating activities	22	80
Net cash provided by operating activities	814	572
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(1,003)	(624)
Proceeds from the sale of certain non-core generation facilities	381
Proceeds from the sale of the Long Island generation business		124
Acquisition of WPD Midlands	(5,763)
Other investing activities	86	42
Net cash provided by (used in) investing activities	(6,299)	(458)
Cash Flows from Financing Activities
Issuance of long-term debt	4,350	1,747
Issuance of common stock	2,266	2,410
Payment of common stock dividends	(340)	(263)
Redemption of preferred stock of a subsidiary		(54)
Debt issuance and credit facility costs	(72)	(76)
Net increase (decrease) in short-term debt	(321)	(158)
Other financing activities	(36)	(11)
Net cash provided by (used in) financing activities	5,847	3,595
Effect of Exchange Rates on Cash and Cash Equivalents	(18)	(5)
Net Increase (Decrease) in Cash and Cash Equivalents	344	3,704
Cash and Cash Equivalents at Beginning of Period	925	801
Cash and Cash Equivalents at End of Period	$1,269	$4,505

(a)
2011 includes activity for LKE, which was acquired on November 1, 2010, and for WPD Midlands, which was acquired on April 1, 2011. Consistent with PPL’s policy, the cash flows of WPD Midlands are generally consolidated on a one-month lag.

Key Indicators (Unaudited)

					12 Months Ended
					June 30,
Financial					2011	2010

Dividends declared per share					$ 1.40	$ 1.39
Book value per share (a)					$ 18.45	$ 16.46
Market price per share (a)					$ 27.83	$ 24.95
Dividend yield (a)					5.0%	5.6%
Dividend payout ratio (b)					59%	104%
Dividend payout ratio - earnings from ongoing operations (b) (c)					50%	53%
Price/earnings ratio (a)(b)					11.7	18.6
Price/earnings ratio - earnings from ongoing operations (a) (b) (c)					9.9	9.6
Return on average common equity					13.59%	8.65%
Return on average common equity - earnings from ongoing operations (c)					15.41%	16.16%

(a) End of period.
(b) Based on diluted earnings per share.
(c) Calculated using earnings from ongoing operations, which excludes the impact of special items, as described in the text and tables of this news release.

Operating - Domestic & International Electricity Sales (Unaudited)

	3 Months Ended June 30,			6 Months Ended June 30,
			Percent			Percent
(GWh)	2011	2010	Change	2011	2010	Change

Domestic Retail Delivered (a)
PPL Electric Utilities	8,717	8,383	4.0%	19,190	18,669	2.8%
LKE	7,261			15,193
Total	15,978	8,383	90.6%	34,383	18,669	84.2%

Domestic Retail Supplied (b)
PPL EnergyPlus	2,203	2,165	1.8%	4,148	4,631	(10.4%)
LKE	7,261			15,193
Total	9,464	2,165	337.1%	19,341	4,631	317.6%

International Delivered
United Kingdom (c)	13,780	6,594	109.0%	21,325	14,203	50.1%

Domestic Wholesale
PPL EnergyPlus - East (d)	10,130	16,010	(36.7%)	24,255	33,203	(26.9%)
PPL EnergyPlus - West	2,333	2,688	(13.2%)	4,841	5,449	(11.2%)
LKE	756			1,705
Total	13,219	18,698	(29.3%)	30,801	38,652	(20.3%)

(a) Represents GWh delivered and billed to retail customers.
(b) Represents GWh supplied by PPL EnergyPlus to PPL Electric Utilities as PLR, and to other retail customers in Pennsylvania, New
Jersey and Montana. Also includes GWh supplied by LKE to retail customers in Kentucky, Virginia and Tennessee.
(c) Includes electricity delivered by WPD Midlands since the April 1, 2011 date of acquisition.
(d) Represents GWh generated plus GWh sold under full-requirement sales contracts. The change for the 6 months ended June 30 was primarily due to less full requirement sales contracts in 2011.

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings (Diluted)
(After Tax)
(Unaudited)

2nd Quarter 2011	(millions of dollars)
	Kentucky	International	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total
Earnings from Ongoing Operations	$31	$118	$36	$68	$253
Special Items:
Energy-related economic activity				(3)	(3)
Foreign currency-related economic hedges		1			1
Sales of assets:
Non-core generation facilities				(2)	(2)
WPD Midlands acquisition-related costs:
2011 Bridge Facility costs		(25)			(25)
Foreign currency loss on 2011 Bridge Facility		(39)			(39)
Net hedge gains		43			43
Hedge ineffectiveness		(9)			(9)
U.K. stamp duty tax		(21)			(21)
Other acquisition-related costs		(30)			(30)
Other:
Montana hydroelectric litigation				(1)	(1)
Litigation settlement - spent nuclear fuel storage				29	29
Total Special Items		(80)		23	(57)
Reported Earnings	$31	$38	$36	$91	$196

	(per share)
	Kentucky	International	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total
Earnings from Ongoing Operations	$0.06	$0.21	$0.06	$0.12	$0.45
Special Items:
Energy-related economic activity				(0.01)	(0.01)
WPD Midlands acquisition-related costs:
2011 Bridge Facility costs		(0.04)			(0.04)
Foreign currency loss on 2011 Bridge Facility		(0.07)			(0.07)
Net hedge gains		0.08			0.08
Hedge ineffectiveness		(0.02)			(0.02)
U.K. stamp duty tax		(0.04)			(0.04)
Other acquisition-related costs		(0.05)			(0.05)
Other:
Litigation settlement - spent nuclear fuel storage				0.05	0.05
Total Special Items		(0.14)		0.04	(0.10)
Reported Earnings	$0.06	$0.07	$0.06	$0.16	$0.35

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings (Diluted)
(After Tax)
(Unaudited)

Year-to-Date June 30, 2011	(millions of dollars)
	Kentucky	International	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total
Earnings from Ongoing Operations	$106	$193	$88	$273	$660
Special Items:
Energy-related economic activity				14	14
Sales of assets:
Non-core generation facilities				(3)	(3)
Impairments:
Emission allowances				(1)	(1)
Renewable energy credits				(2)	(2)
Adjustments - nuclear decommissioning trust investments				1	1
WPD Midlands acquisition-related costs:
2011 Bridge Facility costs		(30)			(30)
Foreign currency loss on 2011 Bridge Facility		(39)			(39)
Net hedge gains		39			39
Hedge ineffectiveness		(9)			(9)
U.K. stamp duty tax		(21)			(21)
Other acquisition-related costs		(40)			(40)
Other:
Montana hydroelectric litigation				(1)	(1)
Litigation settlement - spent nuclear fuel storage				29	29
Total Special Items		(100)		37	(63)
Reported Earnings	$106	$93	$88	$310	$597

	(per share)
	Kentucky	International	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total
Earnings from Ongoing Operations	$0.20	$0.37	$0.17	$0.52	$1.26
Special Items:
Energy-related economic activity				0.01	0.01
WPD Midlands acquisition-related costs:
2011 Bridge Facility costs		(0.06)			(0.06)
Foreign currency loss on 2011 Bridge Facility		(0.07)			(0.07)
Net hedge gains		0.08			0.08
Hedge ineffectiveness		(0.02)			(0.02)
U.K. stamp duty tax		(0.04)			(0.04)
Other acquisition-related costs		(0.08)			(0.08)
Other:
Litigation settlement - spent nuclear fuel storage				0.06	0.06
Total Special Items		(0.19)		0.07	(0.12)
Reported Earnings	$0.20	$0.18	$0.17	$0.59	$1.14

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings (Diluted)
(After Tax)
(Unaudited)

2nd Quarter 2010	(millions of dollars)
	International	Pennsylvania		Unallocated
	Regulated	Regulated	Supply	Costs	Total
Earnings from Ongoing Operations	$59	$16	$164		$239
Special Items:
Energy-related economic activity			(54)		(54)
Foreign currency-related economic hedges	(1)				(1)
Sales of assets:
Sundance indemnification			1		1
Impairments:
Emission allowances			(5)		(5)
LKE acquisition-related costs:
Monetization of certain full-requirement sales contracts			(75)		(75)
2010 Bridge Facility costs				$(13)	(13)
Other acquisition-related costs				(6)	(6)
Other:
Montana hydroelectric litigation			(1)		(1)
Total Special Items	(1)		(134)	(19)	(154)
Reported Earnings	$58	$16	$30	$(19)	$85

	(per share)
	International	Pennsylvania		Unallocated
	Regulated	Regulated	Supply	Costs	Total
Earnings from Ongoing Operations	$0.15	$0.04	$0.43		$0.62
Special Items:
Energy-related economic activity			(0.14)		(0.14)
Impairments:
Emission allowances			(0.01)		(0.01)
LKE acquisition-related costs:
Monetization of certain full-requirement sales contracts			(0.20)		(0.20)
2010 Bridge Facility costs				$(0.03)	(0.03)
Other acquisition-related costs				(0.02)	(0.02)
Total Special Items			(0.35)	(0.05)	(0.40)
Reported Earnings	$0.15	$0.04	$0.08	$(0.05)	$0.22

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings (Diluted)
(After Tax)
(Unaudited)

Year-to-Date June 30, 2010	(millions of dollars)
	International	Pennsylvania		Unallocated
	Regulated	Regulated	Supply	Costs	Total
Earnings from Ongoing Operations	$135	$53	$408		$596
Special Items:
Energy-related economic activity			(119)		(119)
Foreign currency-related economic hedges	(1)				(1)
Sales of assets:
Sundance indemnification			1		1
Impairments:
Emission allowances			(7)		(7)
LKE acquisition-related costs:
Monetization of certain full-requirement sales contracts			(75)		(75)
2010 Bridge Facility costs				$(13)	(13)
Other acquisition-related costs				(6)	(6)
Other:
Montana hydroelectric litigation			(33)		(33)
Health care reform - tax impact			(8)		(8)
Total Special Items	(1)		(241)	(19)	(261)
Reported Earnings	$134	$53	$167	$(19)	$335

	(per share)
	International	Pennsylvania		Unallocated
	Regulated	Regulated	Supply	Costs	Total
Earnings from Ongoing Operations	$0.35	$0.14	$1.07		$1.56
Special Items:
Energy-related economic activity			(0.30)		(0.30)
Impairments:
Emission allowances			(0.02)		(0.02)
LKE acquisition-related costs:
Monetization of certain full-requirement sales contracts			(0.20)		(0.20)
2010 Bridge Facility costs				$(0.03)	(0.03)
Other acquisition-related costs				(0.02)	(0.02)
Other:
Montana hydroelectric litigation			(0.09)		(0.09)
Health care reform - tax impact			(0.02)		(0.02)
Total Special Items			(0.63)	(0.05)	(0.68)
Reported Earnings	$0.35	$0.14	$0.44	$(0.05)	$0.88